UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2026

Caring Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42941	99-4103908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 S Indian River Drive,

Suite 202 pbm# 1232,

Fort Pierce, FL 34950

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 896-7616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 3, 2026, Caring Brands, Inc., a Nevada corporation (the “Company”), entered into a Consulting Services Agreement with Myall Luna Ventures Inc. (“Myall Luna”), effective as of September 2, 2026 (the “Consulting Agreement”). Mr. Brian R. Meadows is the President of Myall Luna.

Under the Consulting Agreement, Myall Luna will provide financial and accounting management services to support the Company’s cash flow management, financial reporting and other public company services reasonably requested by the Company’s Chief Financial Officer. Myall Luna will coordinate its work with the Chief Financial Officer, and the Company retains responsibility for management decisions, approvals, internal controls and its financial statements and public disclosures.

The Consulting Agreement has a term from September 2, 2026 through September 1, 2027 and does not renew automatically. The Company will pay Myall Luna a monthly fee of $10,000, payable in advance, and reimburse reasonable out-of-pocket expenses approved in writing in advance by the Chief Financial Officer. Either party may terminate the Consulting Agreement for any reason upon at least 30 days’ written notice. Upon termination, fees are earned on a daily pro rata basis through the termination date, and Myall Luna must refund any unearned prepaid amounts.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On August 28, 2026, the Nominating And Corporate Governance Committee of the Company’s Board of Directors (the “Board”) unanimously approved the proposed appointment of Brian R. Meadows as a director of the Company, and recommended that the Board approve the appointment.

On September 3, 2026, the Board approved Mr. Meadows’ appointment. His appointment became effective on September 4, 2026. The Board has determined that Mr. Meadows is an independent director under Nasdaq Listing Rule 5605(a)(2), after considering the Consulting Agreement and his relationship with Myall Luna.

Mr. Meadows has served as Chief Financial Officer of Jones Soda Co. since 2025. He previously served as Chief Financial Officer of Trubar Inc. from December 2020 to December 2024 and of Atmofizer Technologies Inc. from November 2021 to August 2026. Earlier in his career, he held senior financial, operational and strategic roles at GLG Life Tech Corporation and TELUS. Mr. Meadows holds a Master of Business Administration from the University of Glasgow and a Bachelor of Business Administration from Wilfrid Laurier University, and holds CPA (CMA) and CFA designations.

Director Compensation and Other Arrangements

The Company and Mr. Meadows entered into an Independent Director’s Agreement, dated as of September 4, 2026, in relation to his appointment as a director of the Company (the “Director Agreement”). The Director Agreement provides for an annual grant of options to purchase 25,000 shares of the Company’s common stock under the Company’s Equity Incentive Plan (“Plan”). The options will have an exercise price equal to the market price of the Company’s common stock at issuance and will expire five years after issuance, subject to the applicable stock option agreement and Plan.

The Director Agreement also other customary terms, including confidentiality, non-compete, reimbursement of expenses, indemnification, and insurance coverage. It commences upon Mr. Meadows’ appointment and continues until his removal or resignation.

The information regarding the Consulting Agreement set forth in Item 1.01 above is incorporated by reference into this Item 5.02.

Other than the agreements described above, there are no arrangements or understandings between Mr. Meadows and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Meadows and any director or executive officer of the Company. Except for the Consulting Agreement described above, there are no transactions involving Mr. Meadows that are required to be disclosed under Item 404 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Consulting Services Agreement, by and between Caring Brands, Inc. and Myall Luna Ventures Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2026	Caring Brands, Inc.

	By:	/s/ Glynn Wilson
	Name:	Dr. Glynn Wilson
	Title:	Chief Executive Officer